UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 21, 2006
Linn Energy, LLC
(Exact name of registrant as specified in its charter)

Delaware	000-51719	65-1177591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Washington Road, 8th Floor Pittsburgh, Pennsylvania	15228
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (412) 440-1400
NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On June 21, 2006, Linn Energy, LLC, a Delaware limited liability company (the “Company”), issued a press release announcing the completion of three acquisitions of natural gas and oil properties in West Virginia and an acquisition of a natural gas gathering pipeline system in Western Pennsylvania. In connection with the completed acquisitions, the Company announced management’s anticipation that it will recommend to the board of directors of the Company an increase in the annualized cash distribution of $0.12 per unit, or a 7.5% increase, to an annual rate of $1.72 per unit from the current annual rate of $1.60 per unit beginning with the cash distribution expected to be paid on or about November 14, 2006 with respect to the third fiscal quarter. Additionally, the Company announced an increase in its borrowing base under its $400.0 million secured revolving credit facility to $265.0 million from $235.0 million.
A copy of the press release is furnished with this report as Exhibit 99.1 to this report and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description

Exhibit 99.1	Press release dated June 21, 2006 of Linn Energy, LLC.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Linn Energy, LLC

Date: June 21, 2006	/s/ Kolja Rockov

Kolja Rockov Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Press release dated June 21, 2006 of Linn Energy, LLC.